UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EYETEL IMAGING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	54-1786082 (I.R.S. Employer Identification No.)

9130 Guilford Road Columbia, Maryland (Address of Principal Executive Offices)	21046 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-142649

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.001 per share (the “Common Stock”), of Eyetel Imaging, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-142649) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on May 4, 2007, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.  Exhibits

1.	Form of Second Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

2.	Form of Third Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.5 of the Registration Statement.

3.	Form of Second Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.4 of the Registration Statement.

4.	Form of Specimen Common Stock Certificate of the Registrant, incorporated herein by reference to Exhibit 4.8 of the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EYETEL IMAGING, INC.

By: /s/ John C. Garbarino
John C. Garbarino
President and Chief Executive Officer

Dated: October 5, 2007